Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)Registration Statements (Form S-8 Nos. 333-221310, 333-181569) pertaining to the Insperity, Inc. 2012 Incentive Plan,

(2)Registration Statements (Form S-8 Nos. 333-159007, 333-140602, 333-66344) pertaining to the Insperity, Inc. 2001 Incentive Plan,

(3)Registration Statement (Form S-8 No. 333-151275) pertaining to the Insperity, Inc. 2008 Employee Stock Purchase Plan,

(4)Registration Statement (Form S-8 No. 333-118790) pertaining to the Insperity, Inc. Directors Compensation Plan, and

(5)Registration Statements (Form S-8 Nos. 333-85151, 333-66342) pertaining to the Insperity, Inc. Non-Qualified Stock Option Plan;

of our reports dated February 9, 2023, with respect to the consolidated financial statements of Insperity, Inc. and the effectiveness of internal control over financial reporting of Insperity, Inc. included in this Annual Report (Form 10-K) of Insperity, Inc. for the year ended December 31, 2022.

/s/Ernst & Young LLP

Houston, Texas
February 9, 2023